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              EXHIBIT 23.0    CONSENT OF CROWE, CHIZEK AND COMPANY LLP


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                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
First Federal Bancshares Inc.


We consent to the incorporation by reference of our report dated February 7, 2002 with respect to the 2001 consolidated financial statements of First Federal Bancshares, Inc., included in the Registration Statement on Form S-4 filed by the Company on August 9, 2002, in the Registration Statement on Form S-8 pertaining to the First Federal Bank Employees' Savings and Profit Sharing Plan & Trust.


                                            /s/ Crowe, Chizek and Company LLP
                                            ---------------------------------
                                            Crowe, Chizek and Company LLP


Oak Brook, Illinois
January 23, 2003